EXHIBIT 99.1

RLI REPORTS THIRD QUARTER 2021 RESULTS

PEORIA, ILLINOIS, October 20, 2021 – RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2021 net earnings of $29.2 million ($0.64 per share), compared to $42.4 million ($0.93 per share) for the third quarter of 2020. Operating earnings(1) for the third quarter of 2021 were $29.8 million ($0.65 per share), compared to $19.0 million ($0.42 per share) for the same period in 2020.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2021	2020	2021	2020
Net earnings	$0.64	$0.93	$4.03	$1.62
Operating earnings (1)	$0.65	$0.42	$2.61	$1.84

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $13.7 million on a combined ratio(1) of 94.6.
•	18% increase in gross premiums written.
•	Favorable development in prior years’ loss reserves, resulting in a $25.1 million net increase in underwriting income.
•	Losses from third quarter hurricanes, resulting in a $28.9 million net decrease in underwriting income.
•	Book value per share of $27.63, an increase of 13% (inclusive of dividends) from year-end 2020.

“Despite the impact of Hurricane Ida and other catastrophes that occurred during the quarter, we delivered strong underwriting results and a 95 combined ratio,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “We experienced growth in gross written premium across all three segments, reflecting favorable market conditions for most product lines. Although catastrophe activity impacted our bottom line results, these events reinforce our purpose and promise to be there for our customers in times of need. I’m proud of our team’s ongoing efforts to deliver outstanding service and value to all stakeholders we serve.”

Underwriting Income

RLI achieved $13.7 million of underwriting income in the third quarter of 2021 on a 94.6 combined ratio, compared to $1.2 million on a 99.5 combined ratio in 2020.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (Loss)(1)			Combined Ratio(1)
(in millions)	2021	2020		2021	2020
Casualty	$22.9	$14.0	Casualty	85.9	90.2
Property	(16.5)	(19.9)	Property	127.2	144.0
Surety	7.3	7.1	Surety	75.3	74.8
Total	$13.7	$1.2	Total	94.6	99.5

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

Net investment income for the quarter increased 7.9% to $17.8 million, compared to the same period in 2020. The investment portfolio’s total return was 0.1% for the quarter and 3.1% for the nine months ended September 30, 2021.

RLI’s comprehensive earnings were $17.0 million for the quarter ($0.37 per share), compared to $51.9 million ($1.14 per share) for the same quarter in 2020. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was $5.4 million for the quarter. Equity in earnings of Prime Holdings Insurance Services, Inc., a specialty insurance company, was $4.4 million. Comparatively, for the third quarter of 2020, equity in earnings of unconsolidated investees from Maui Jim and Prime was $6.2 million and $3.3 million, respectively.

Dividends Paid in the Third Quarter of 2021

On September 20, 2021, the company paid a regular quarterly dividend of $0.25 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $500 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2021 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

On July 20, 2021, RLI was named as one of the insurance industry’s top performing companies by Ward benchmarking, a business unit of Aon, for the 31st consecutive year. RLI is one of only two property-casualty insurers to be recognized as a Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) tomorrow, October 21, 2021, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://edge.media-server.com/mmc/p/fyykgewf.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2020.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 46 consecutive years and delivered underwriting profits for 25 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses, Net of Reinsurance
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, except per share amounts)	2021	2020	2021	2020
Favorable development in casualty prior years' reserves	$26.4	$22.0	$83.8	$49.5
Favorable development in property prior years' reserves	$0.5	$4.0	$8.4	$9.5
Favorable development in surety prior years' reserves	$2.5	$3.2	$2.6	$11.1

Net incurred losses related to:
2021 storms	$(1.0)	$-	$(25.0)	$-
3Q 2021 hurricanes	$(34.0)	$-	$(34.0)	$-
2020 and prior events(4)	$0.1	$(38.1)	$2.1	$(55.1)

	Operating Earnings Per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating Earnings Per Share(1)	$0.65	$0.42	$2.61	$1.84

Specific items included in operating earnings per share:(2) (3)
Net favorable development in casualty prior years' reserves	$0.40	$0.34	$1.30	$0.78
Net favorable development in property prior years' reserves	$-	$0.01	$0.09	$0.05
Net favorable development in surety prior years' reserves	$0.03	$0.05	$0.01	$0.16

Net incurred losses related to:
2021 storms	$(0.01)	$-	$(0.37)	$-
3Q 2021 hurricanes	$(0.50)	$-	$(0.50)	$-
2020 and prior events(4)	$-	$(0.60)	$0.03	$(0.85)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)	Includes COVID-19 reserves established in 2020.

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2021	2020	% Change	2021	2020	% Change
Net premiums earned	$253,389	$216,630	17.0%	$722,984	$640,946	12.8%
Net investment income	17,844	16,543	7.9%	50,929	51,238	(0.6)%
Net realized gains	1,829	1,512	21.0%	52,442	14,555	NM
Net unrealized gains (losses) on equity securities	(2,592)	28,126	NM	29,526	(27,564)	NM
Consolidated revenue	$270,470	$262,811	2.9%	$855,881	$679,175	26.0%
Loss and settlement expenses	143,656	127,596	12.6%	355,574	339,819	4.6%
Policy acquisition costs	80,449	71,032	13.3%	232,674	213,436	9.0%
Insurance operating expenses	15,560	16,850	(7.7)%	54,504	45,137	20.8%
Interest expense on debt	1,906	1,901	0.3%	5,711	5,701	0.2%
General corporate expenses	2,505	2,668	(6.1)%	9,533	6,417	48.6%
Total expenses	$244,076	$220,047	10.9%	$657,996	$610,510	7.8%
Equity in earnings of unconsolidated investees	9,043	8,745	3.4%	29,407	18,359	60.2%
Earnings before income taxes	$35,437	$51,509	(31.2)%	$227,292	$87,024	161.2%
Income tax expense	6,194	9,122	(32.1)%	43,222	13,738	NM
Net earnings	$29,243	$42,387	(31.0)%	$184,070	$73,286	151.2%

Other comprehensive earnings (loss), net of tax	(12,240)	9,550	NM	(41,810)	50,090	NM
Comprehensive earnings	$17,003	$51,937	(67.3)%	$142,260	$123,376	15.3%

Operating earnings(1):
Net earnings	$29,243	$42,387	(31.0)%	$184,070	$73,286	151.2%
Less:
Realized gains	(1,829)	(1,512)	21.0%	(52,442)	(14,555)	NM
Income tax on realized gains	385	318	21.1%	11,013	3,057	NM
Unrealized (gains) losses on equity securities	2,592	(28,126)	NM	(29,526)	27,564	NM
Income tax on unrealized gains (losses) on equity securities	(544)	5,905	NM	6,200	(5,789)	NM
Operating earnings	$29,847	$18,972	57.3%	$119,315	$83,563	42.8%

Return on Equity:
Net earnings (trailing four quarters)				22.8%	12.5%
Comprehensive earnings (trailing four quarters)				19.7%	16.9%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,689	45,426		45,714	45,339

Net earnings per share	$0.64	$0.93	(31.2)%	$4.03	$1.62	148.8%
Less:
Realized gains	(0.04)	(0.03)	33.3%	(1.15)	(0.32)	NM
Income tax on realized gains	0.01	0.01	0.0%	0.24	0.07	NM
Unrealized (gains) losses on equity securities	0.05	(0.62)	(108.1)%	(0.65)	0.60	NM
Income tax on unrealized gains (losses) on equity securities	(0.01)	0.13	(107.7)%	0.14	(0.13)	NM
EPS from operations(1)	$0.65	$0.42	54.8%	$2.61	$1.84	41.8%

Comprehensive earnings per share	$0.37	$1.14	(67.5)%	$3.11	$2.72	14.3%

Cash dividends per share - ordinary	$0.25	$0.24	4.2%	$0.74	$0.71	4.2%

Net Cash Flow provided by Operations	$115,932	$79,471	45.9%	$280,441	$163,244	71.8%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2021	2020	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,394,669	$2,196,626	9.0%
(amortized cost - $2,310,314 at 9/30/21)
(amortized cost - $2,061,467 at 12/31/20)
Equity securities, at fair value	565,238	524,006	7.9%
(cost - $311,392 at 9/30/21)
(cost - $293,190 at 12/31/20)
Other invested assets	52,480	54,232	(3.2)%
Cash and cash equivalents	89,618	62,217	44.0%
Total investments and cash	$3,102,005	$2,837,081	9.3%

Premiums and reinsurance balances receivable	177,162	174,628	1.5%
Ceded unearned premiums	127,765	113,488	12.6%
Reinsurance balances recoverable on unpaid losses	602,154	443,729	35.7%
Deferred policy acquisition costs	104,309	88,425	18.0%
Property and equipment	50,860	51,406	(1.1)%
Investment in unconsolidated investees	158,721	128,382	23.6%
Goodwill and intangibles	53,562	53,719	(0.3)%
Other assets	56,128	47,627	17.8%
Total assets	$4,432,666	$3,938,485	12.5%

Unpaid losses and settlement expenses	$2,033,517	$1,750,049	16.2%
Unearned premiums	673,809	586,386	14.9%
Reinsurance balances payable	38,093	42,265	(9.9)%
Funds held	89,288	81,747	9.2%
Income taxes - deferred	78,308	80,235	(2.4)%
Bonds payable, long-term debt	149,629	149,489	0.1%
Accrued expenses	74,155	75,925	(2.3)%
Other liabilities	45,611	36,411	25.3%
Total liabilities	$3,182,410	$2,802,507	13.6%
Shareholders' equity	1,250,256	1,135,978	10.1%
Total liabilities & shareholders' equity	$4,432,666	$3,938,485	12.5%

OTHER DATA:
Common shares outstanding (in 000's)	45,245	45,143

Book value per share	$27.63	$25.16	9.8%
Closing stock price per share	$100.27	$104.15	(3.7)%

Statutory surplus	$1,220,341	$1,121,592	8.8%

RLI CORP

2021 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2021

Gross premiums written	$232,796		$90,148		$33,302		$356,246
Net premiums written	178,586		68,444		31,623		278,653
Net premiums earned	162,852		60,886		29,651		253,389
Net loss & settlement expenses	84,139	51.7%	55,695	91.5%	3,822	12.9%	143,656	56.7%
Net operating expenses	55,764	34.2%	21,749	35.7%	18,496	62.4%	96,009	37.9%
Underwriting income (loss)(1)	$22,949	85.9%	$(16,558)	127.2%	$7,333	75.3%	$13,724	94.6%

2020

Gross premiums written	$204,008		$68,535		$30,320		$302,863
Net premiums written	157,330		48,895		28,823		235,048
Net premiums earned	143,002		45,380		28,248		216,630
Net loss & settlement expenses	78,076	54.6%	46,874	103.3%	2,646	9.4%	127,596	58.9%
Net operating expenses	50,933	35.6%	18,457	40.7%	18,492	65.4%	87,882	40.6%
Underwriting income (loss)(1)	$13,993	90.2%	$(19,951)	144.0%	$7,110	74.8%	$1,152	99.5%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2021

Gross premiums written	$658,021		$256,596		$95,508		$1,010,125
Net premiums written	510,913		194,373		90,842		796,128
Net premiums earned	467,817		168,393		86,774		722,984
Net loss & settlement expenses	228,807	48.9%	111,643	66.3%	15,124	17.4%	355,574	49.2%
Net operating expenses	164,756	35.2%	65,434	38.9%	56,988	65.7%	287,178	39.7%
Underwriting income (loss)(1)	$74,254	84.1%	$(8,684)	105.2%	$14,662	83.1%	$80,232	88.9%

2020

Gross premiums written	$553,291		$194,542		$88,015		$835,848
Net premiums written	436,621		141,885		83,735		662,241
Net premiums earned	421,637		135,115		84,194		640,946
Net loss & settlement expenses	249,992	59.3%	84,395	62.5%	5,432	6.5%	339,819	53.0%
Net operating expenses	149,242	35.4%	54,596	40.4%	54,735	65.0%	258,573	40.4%
Underwriting income (loss)(1)	$22,403	94.7%	$(3,876)	102.9%	$24,027	71.5%	$42,554	93.4%

(1)	See discussion above: Non-GAAP and Performance Measures.